Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
DILIGENT BOARD MEMBER SERVICES, INC.

ARTICLE I
OFFICES

Diligent Board Member Services, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address, but may have other offices located in or outside of the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation shall from time to time require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1                               Places of Meetings.  All meetings of stockholders shall be held either at such place or places in or outside of the State of Delaware as the Board may from time to time determine or solely by means of remote communication as the Board in its sole discretion may determine.

2.2                               Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1 of these Bylaws) stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by applicable law or the Corporation’s certification of incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

2.3                               Annual Meetings.  If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date and time as may be fixed by the Board.

2.4                               Special Meetings.  Special meetings of stockholders may be called at any time by the Chairman of the Board or by a majority of the total number of authorized directors, whether or not there exist any newly created directorships or vacancies in previously authorized directorships (the “whole Board”), and may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

2.5                               Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to another time and place, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, further, that if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting (which record date for determining stockholders entitled to notice of such adjourned meeting shall be the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting), and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders.

2.6                               Quorum.  Except as provided by applicable law, at any meeting of stockholders, the holders of a majority of the voting power of the shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  If such quorum shall not be present or represented at any meeting of stockholders, the chairperson of the meeting may adjourn the meeting without notice other than announcement at the meeting, until such quorum shall be present or represented by proxy.  Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

2.7                               Voting; Proxies.  Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy.  Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.  Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, or any other applicable rules or regulations, including the applicable rules or regulations of any stock exchange, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.

2.8                               List of Stockholders.  At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list shall also be open to examination at the meeting as required by applicable law.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.9                               Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.9 and applicable law, and not revoked.

2.10                        Notice of Stockholder Business; Nominations.

(a)                                 Annual Meetings.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be received at the Corporation’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which the date of the annual meeting is publicly announced by the

Corporation.  “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(i)                                     the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business;

(ii)                                  (A) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (B) a description of any agreement, arrangement or understanding, the effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation (including, but not limited to, any derivative, synthetic or short positions, profit interests, options, warrants, convertible securities, stock appreciation rights, hedging transactions, and borrowed or loaned shares) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and (C) any proportionate interest in shares of the Corporation or agreements, arrangements or understandings described in subsection (B) above held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(iii)                               a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such proposed business before all the stockholders for consideration;

(iv)                              a brief description of the business desired to be brought before the annual meeting;

(v)                                 the text of the proposed business to be brought before all the stockholders for consideration at the annual meeting (including but not limited to the text of any resolutions to be brought before all the stockholders for consideration at the annual meeting, or the language of any proposed amendments to the Bylaws of the Corporation);

(vi)                              a description of any material interest that the stockholder of record has in such business;

(vii)                           a brief statement of the reasons for conducting such business at the annual meeting;

(viii)                        any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting,

stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a).  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b)                                 Special Meetings.  The only business conducted at a special meeting of stockholders shall be that business brought before the meeting pursuant to the Corporation’s notice of meeting given in accordance with these Bylaws.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board or any committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (a) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  Nominations.  Subject to any applicable provisions of the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 2.10 or, for so long as the Corporation has securities listed on the New Zealand Stock Exchange (“NZX”), such procedures as provided pursuant to the NZX Listing Rules.  Such stockholder’s notice shall set forth

(i)                                     as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected);

(ii)                                  as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.10; and

(iii)                               for so long as the Corporation has securities listed on the NZX, the information required to be provided pursuant to the NZX Listing Rules and a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act.

At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c).  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

2.11                        Organization; Conduct of Meetings.  Meetings of stockholders shall be presided over by such person as the Board may designate or, in the absence of such a person, the Chairperson of the Board, or, in the absence of such person, the Chief Executive Officer of the Corporation, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or represented by proxy, at the meeting.  Such person shall be chairperson of the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to convene and, for any or no reason, to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as in his or her judgment are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.12                        Remote Communication.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)                                 participate in a meeting of stockholders; and

(b)                                 be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i)                                     the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)                                  the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)                               if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
BOARD OF DIRECTORS

3.1                               Powers.  Except as otherwise provided by the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2                               Number; Term of Office; Election; and Qualification.  The total number of directors constituting the Board shall be fixed in the manner provided by the Certificate of Incorporation. The term of office of the directors of the Corporation shall be as provided in the Certificate of Incorporation. Election of directors need not be by written ballot.  The directors need not be stockholders, nor need they be residents of the State of Delaware.

3.3                               Compensation.  This Section will be subject to the requirements of the NZX Listing Rules for so long as the Corporation has securities listed on the NZX. The Board, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees and compensation for serving as members of the Board or any committee thereof and for attendance at meetings of the Board or any committee thereof, and may determine the amount of such fees and compensation.  The Board or any committee thereof may also provide that the

Corporation shall reimburse each such director for reasonable travel and other expenses incurred on account of his or her attendance at any meetings of the Board or committees thereof.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or any committee thereof.

3.4                               Meetings and Quorum.  Meetings of the Board may be held either in or outside of the State of Delaware.  A majority of the total  number of directors then in office shall constitute a quorum for the transaction of business, provided that such number of directors must constitute at least one-third of the whole Board.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Meetings other than regular meetings may be called at any time by the Chief Executive Officer or the Chairman of the Board and must be called by the Chief Executive Officer upon the request of a majority or more of the members of the Board and shall be at such places and times as they or he or she shall fix.  At least twenty four (24) hours before each meeting other than a regular meeting of the Board, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director.  Any and all business may be transacted at any regular meeting of the Board and, unless otherwise indicated in the notice thereof, at any other meeting of the Board.

3.5                               Organization.  Meetings of the Board shall be presided over by the Chairperson of the Board or, in such person’s absence, by the Chief Executive Officer or, in such person’s absence, by the President or, in such person’s absence, by a chairperson chosen by the Board at the meeting.  The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.6                               Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees to consist of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chairperson thereof.  The Board may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it.  Any such committee, to the extent provided in the resolution of the Board and permitted pursuant to applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern). Except as otherwise provided in the Certificate of Incorporation, these Bylaws, the resolution of the Board designating the committee or any applicable law, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.7                               Meetings via Remote Communications.  Any one or more members of the Board or any committee thereof may participate in a meeting by means of a conference telephone call or other communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.8                               Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee.

ARTICLE IV
OFFICERS

4.1                               Titles and Election.  The officers of the Corporation shall be the Chief Executive Officer, President, Treasurer and Secretary and may consist of such other officers, including a Chief Financial Officer, and one or more Vice Presidents, as may from time to time be appointed by the Board (subject to the rights, if any, of an officer under any contract of employment).  All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.  Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death or removal.  Any number of offices may be held by the same person.  Any officer may resign at any time upon written notice to the Corporation.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board or, if the vacancy is of an office that the Chief Executive Officer has been empowered to appoint, the Chief Executive Officer.

4.2                               Duties.  Subject to such limitations and other conditions as the Board may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)                                 Chief Executive Officer.  The Chief Executive Officer shall be charged with general supervision of the management, business, affairs and policy of the Corporation, shall be the senior executive of the Corporation, shall report directly to the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.  The Chief Executive Officer shall (in the absence of the Chairman of the Board) preside at all meetings of the stockholders and, if he is a director, of the Board.

(b)                                 President.  The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office, shall report to the Chief Executive Officer and shall perform such other duties as the Board or Chief Executive Officer shall specify from time to time.

(c)                                  Vice Presidents.  The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board or by the Chief Executive Officer if the Board does not do so.  In the absence or disability of the Chief Executive Officer, President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(d)                                 Secretary.  The Secretary or in his or her absence an Assistant Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board.  The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, including the power to sign certificates representing shares of capital stock of the Corporation, or as the Board or the Chief Executive Officer may from time to time prescribe.

(e)                                  Treasurer.  The Treasurer or in his or her absence an Assistant Treasurer, subject to the order of the Board, shall have the care and custody of the monies, funds, securities, valuable papers and related documents of the Corporation, and shall have, under the supervision of the Board, all the powers and duties commonly incident to his or her office.  He or she may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order and shall have the power to sign certificates representing shares of capital stock of the Corporation.  He or she shall keep books of account of the Corporation’s transactions and shall render to the Board and/or the Chief Executive Officer of the Corporation, whenever they may require it, an account of the financial condition of the Corporation.  In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board or by the Chief Executive Officer if the Board does not do so.

(f)                                   Assistant Secretaries and Treasurers.  Assistants to the Secretaries and Treasurers may be appointed by the Chief Executive Officer or elected by the Board and shall perform such duties and have such powers as shall be delegated to them by the Chief Executive Officer or the Board.

4.3                               Delegation of Authority.  The Board may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4                               Compensation.  This Section will be subject to the requirements of the NZX Listing Rules for so long as the Corporation has securities listed on the NZX. The compensation of the officers of the Corporation shall be fixed by the Board or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.

4.5                               Removal.  Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then any such officer may be removed by the Chief Executive Officer.  Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

4.6                               Representation of Securities of Other Entities.  Except as otherwise provided by the Board, and subject to the direction and control thereof, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any

assistant secretary of this Corporation, or any other person authorized by the Board or the Chief Executive Officer or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity standing in the name of this Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE V
CAPITAL STOCK

5.1                               Shares of Stock.  The shares of the capital stock of the Corporation shall be represented by  certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated.  Certificates shall be signed by, or in the name of the Corporation by the Chairperson of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.2                               Transfer of Stock.  Shares of stock of the Corporation shall be transferrable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers.  Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued.  Shares of stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law.  The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

5.3                               Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

5.4                               Lost Certificates.  The Corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms as may be determined or authorized by the Board, or by the Chief Executive Officer, President or Secretary if the Board does not do so.

ARTICLE VI
BOOKS AND RECORDS

6.1                               Place of Keeping Books.  The books and records of the Corporation may be kept within or outside of the State of Delaware and may be kept in paper form or by means of any information storage device that can be converted into clearly legible paper form within a reasonable period of time.

6.2                               Examination of Books.  Except as may otherwise be provided by the DGCL, no stockholder shall have any right to inspect any account or book or document of the Corporation.

ARTICLE VII
NOTICES AND WAIVERS; RECORD DATES

7.1                               Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

7.2                               Waivers.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice of such meeting except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

7.3                               Record Dates.  (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

ARTICLE VIII
INDEMNIFICATION

8.1                               Indemnification.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (an “indemnitee”) against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.  Notwithstanding the foregoing provisions of this Section 8.1, but subject to applicable law, the Corporation shall be required to indemnify an indemnitee in connection with a Proceeding (or part thereof) commenced by such indemnitee only if the commencement of such Proceeding (or part thereof) by the indemnitee was authorized in the specific case by the Board.

8.2                               Prepayment of Expenses.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, shall pay the expenses incurred by an indemnitee in connection with a Proceeding in advance of the final disposition of such Proceeding consistent with the provisions of the DGCL or other applicable law, provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that indemnitee is not entitled to be indemnified under this Article XIII or otherwise.

8.3                               Insurance, Contracts and Funding.  The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  The Corporation may enter into contracts with any indemnitee providing indemnification and advancement of expenses and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article XIII, by statute, by agreement or otherwise.

8.4                               Indemnification Not Exclusive Right; Beneficiaries of Rights.  The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VIII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VIII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.  The rights conferred on any indemnitee by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of any indemnitee under this Article VIII.  Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

8.5                               Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX
AMENDMENTS

Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either by a majority of the whole Board or by the stockholders.

ARTICLE X
MISCELLANEOUS

10.1                        Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

10.2                        New Zealand Listing Rules.  For so long as the Corporation is a listed company on the NZX, the provisions set forth on Appendix A of these Bylaws shall be in effect.  In the event of any conflict between Appendix A and the main body of these Bylaws, Appendix A shall, to the fullest extent permitted by law, prevail.

10.3                        Seal.  The corporate seal of the Corporation shall be in such form as the Board shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses or brackets.  The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.

10.4                        Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Appendix A

New Zealand Listing Rule Bylaw Provisions

1.                                      NZSX LISTING RULES

1.1                               Definitions in NZSX Listing Rules: Capitalized words and expressions which appear in Appendix A have the respective meanings given to them by the Listing Rules of the New Zealand Stock Exchange (the “NZSX Listing Rules”).

1.2                               Incorporation of NZSX Listing Rules: While the Corporation is Listed, those provisions of the NZSX Listing Rules which are required to be contained or incorporated by reference in these Bylaws, as they may be modified by any Ruling relevant to the Corporation, will be deemed to be incorporated in these Bylaws and have the same effect as though they were set out in full with any necessary modification.

1.3                               Listing Rules prevail: While the Corporation is Listed, if there is any provision in these Bylaws that is inconsistent with the NZSX Listing Rules (as modified by any Ruling relevant to the Corporation), the NZSX Listing Rules prevail, except where compliance with the NZSX Listing Rules would cause the Corporation to breach applicable Delaware and United States laws or the Corporation’s certificate of incorporation.  While the Corporation is Listed, if there is any provision in these Bylaws that at the time of adoption of these Bylaws was required to be contained in these Bylaws by the NZSX Listing Rules and the corresponding NZSX Listing Rule is subsequently repealed, then these Bylaws will be deemed amended and have the same effect as if the applicable provision of these Bylaws had been repealed with any necessary modifications.

1.4                               Compliance with NZSX Listing Rules: For as long as the Corporation is Listed, the Corporation shall comply with the NZSX Listing Rules, subject to:

(a)                                 the requirements of any applicable legislative or regulatory requirements; and

(b)                                 the terms of any Ruling given from time to time by NZX.

1.5                               Effect of failure to comply: Failure to comply with any of the NZSX Listing Rules (or a provision of the Bylaws corresponding with a provision of the NZSX Listing Rules) shall not affect the validity or enforceability of any transaction, contract, action or other matter whatsoever (including the proceedings of, or voting at, any meeting) done or entered into by, or affecting, the Corporation, provided that:

(a)                                 a party to a transaction or contract who knew of the failure to comply with the NZSX Listing Rules is not entitled to enforce that transaction or contract; and

(b)                                 this Bylaw shall not affect the rights of any holder of any stock of the Corporation against the Corporation or its directors arising from a failure to comply with the NZSX Listing Rules (or a provision of the Bylaws corresponding with a provision of the NZSX Listing Rules).

1.6                               If NZX has given a Ruling in relation to the Corporation authorizing any act or omission, which in the absence of that Ruling would be in contravention of the NZSX Listing Rules or these Bylaws, that act or omission is deemed to be authorized by the NZSX Listing Rules and by these Bylaws notwithstanding such contravention or inconsistency.  No Ruling granted by NZXR can have the effect of deeming any act or omission to be authorized by the Corporation’s certificate of incorporation and these Bylaws if such act or omission would be contrary to any applicable USA laws.

1.7                               References to NZSX Listing Rules are reference in these Bylaws to a specific NZSX Listing Rule and includes that NZSX Listing Rule as it may be amended from time to time and any NZSX Listing Rule which may be substituted for that NZSX Listing Rule.

1.8                               References to Articles and Sections in this Appendix A are to Articles and Sections of this Appendix A unless otherwise noted.

2.                                      TAKEOVER PROVISIONS

2.1                               If NZSX (or any delegate of NZX) makes a Ruling dealing with any provision in this Article 2 or with any matter dealt with by section 4 of the NZSX Listing Rules, that Ruling shall be binding on the Corporation and all holders of stock of the Corporation and shall take effect as if that Ruling were itself incorporated in these Bylaws.  No Ruling granted by NZXR can have the effect of deeming any act or omission to be authorized by the Corporation’s certificate of incorporation and these Bylaws if such act or omission would be contrary to any applicable US laws.

2.2                               Amendment of Takeover Provisions: A resolution approved by a majority of 75% or more of the votes of each Relevant Group entitled to vote and voting (“Special Resolution”) shall be required prior to amendment of these Bylaws in any of the following ways:

(a)                                 the inclusion or exclusion of Minority Veto Provisions; or

(b)                                 the modification of Notice and Pause Provisions so that those provisions apply to all Restricted Transfers; or

(c)                                  any other subsequent modifications detailed in NZSX Listing Rules 4.4.2 or 4.4.3, and any meeting called for the purpose of any such amendment shall comply with the notice requirements set out in the NZSX Listing Rules.

2.3                               Meetings of Relevant Group: The following provisions shall apply in respect of a meeting of Relevant Groups to consider amendments to the takeover restrictions in Article 3:

(a)                                 the Directors may at any time submit for the consideration of the holders of Securities an amendment to these Bylaws in any of the ways referred to in Section 2.2;

(b)                                 the Directors shall submit for the consideration of the holders of Securities an amendment to these Bylaws in any of the ways referred to in Section 2.2 upon request being made to the Directors which:

(i)                                     is in writing, and signed by or on behalf of the holders of Quoted Equity Securities carrying 5% or more of the Votes attaching to all Quoted Equity Securities of the Corporation; and

(ii)                                  specifies in general terms the amendment to these Bylaws which is proposed;

(c)                                  if the Directors wish to submit (or are required to submit) for consideration an amendment to these Bylaws under this Section 2.3 the Directors shall without delay:

(i)                                     cause draft amendments to these Bylaws to be prepared and approved by NZX; and

(ii)                                  cause those amendments to be submitted for approval by Special Resolutions of the Relevant Groups, and by any such other resolutions as may be necessary to effect an amendment to these Bylaws;

(d)                                 in all other respects the provisions of Section 2.4 govern proceedings at a meeting of Relevant Groups.

2.4                               Meetings of groups of Security holders: A meeting of the holders of Securities in an Affected Group or a Relevant Group may be called by the Board at any time, and shall be called on the written request of persons holding Securities carrying together not less than 5% of the Voting rights entitled to be exercised on any of the questions to be considered at the meeting of the group in question.  All the provisions of these Bylaws relating to meetings of Shareholders apply, with all necessary modifications, to a meeting of a group of Security holders, except that:

(a)                                 the necessary quorum is one holder of Securities in the group, present in person or by Representative;

(b)                                 any holder of Securities in the group, present in person or by proxy, may demand a poll; and

(c)                                  if the Board so elects, one meeting may be held of holders constituting more than one group, so long as Voting at that meeting is by way of a poll, and proper arrangements are made to distinguish between the Votes of members of each group.

3.                                      RESTRICTIONS ON ACQUISITIONS BY INSIDERS

3.1                              Notice of proposed acquisition by Insider: No Restricted Transfer of Quoted Equity Securities under which any Transferee is an Insider may take place unless:

(a)                                 a notice containing the particulars specified in NZSX Listing Rule 4.5.2 has been given to the Corporation, and to NZX in a manner complying with NZSX Listing Rule 10.2.3 for release to the market, at least 15 Business Days before the Transfer;

(b)                                 a notice of any change in, or addition to, the particulars notified under Section 3.1(a) has been given at least two Business Days before the change takes effect, in the case of a change to price or other consideration, and at least 15 Business Days before the change takes effect, in the case of a change to any other particulars; and

(c)                                  any Restricted Transfer status report required by Section 3.3 has been given in accordance with that Bylaw.

3.2                               Board response to initial notice: If a notice is given under Section 3.1(a), the Board shall:

(a)                                 give a notice, as soon as can be achieved, and before the expiry of the notice period referred to in Section 3.1(a), containing the particulars required by NZSX Listing Rule 4.5.6;

(b)                                 comply (so far as is applicable) with NZSX Listing Rule 4.5.7; and

(c)                                  unless the requirements of NZSX Listing Rule 4.5.9 are met, forthwith commission an Appraisal Report which complies with NZSX Listing Rule 4.5.8, and deal with that Appraisal Report in accordance with the requirements of that Listing Rule.

3.3                               Restricted Transfer status report: If a Restricted Transfer is not completed within three months of the notice required to be given under Section 3.1(a), or of any status report previously given under this Section 3.3, then, before continuing with the Restricted Transfer, additional market information on the status of the Restricted Transfer shall be provided to the Corporation and NZX in a manner complying with NZSX Listing Rule 10.2.3 for release to the market, including:

(a)                                 advice as to when the Restricted Transfer is intended to be completed; and

(b)                                 details of the Transfers that comprise the Restricted Transfer which have not been completed.

3.4                               Board response to status report: On receipt of the information provided under Section 3.3, the Board shall promptly:

(a)                                 advise NZX of any change in circumstances (and the implications of the change) which would affect the continuing relevance and currency of any Appraisal Report or the response initially provided under Section 3.2(a); and

(b)                                 confirm to NZX that the Corporation is complying with NZSX Listing Rule 10.1.

4.                                      ENFORCEMENT OF ACQUISITION RESTRICTIONS

4.1                               Consequences of Default: In the event of a Default:

(a)                                 to the extent permitted by applicable law, no Vote may be cast in respect of the Defaulter’s Securities on a poll (and any Vote cast shall be disregarded) while the Default is unremedied;

(b)                                 the Defaulter’s Securities may be sold by the Corporation in accordance with Section 4.2 but this power may not be exercised except in accordance with applicable law and in any event:

(i)                                     until one month after the Corporation has given notice to the Defaulter (and if the Defaulter is not the registered holder of the Defaulter’s Securities, to the registered holder) of its intention to exercise this power; and

(ii)                                  if, during that month, the Defaulter has remedied the Default (if capable of being remedied), or has transferred the Defaulter’s Relevant Interest in the Defaulter’s Securities to a person who is not a Defaulter.

4.2                               Sale procedure: If the power of sale specified in Section 4.1(b) becomes exercisable, then to the extent permitted by applicable law:

(a)                                 the Corporation shall arrange for the sale of the Defaulter’s Securities through NZX or in some other manner approved by NZX;

(b)                                 each holder of Defaulter’s Securities is deemed to have authorized the Corporation to act on behalf of that holder in relation to the sale of the relevant Securities, and to sign all documents relating to such sale which may be required to give effect thereto;

(c)                                  the net proceeds of sale shall be held on trust by the Corporation for, and paid (after deduction of amounts referred to in Section 4.2(d)) to holders of the relevant Securities on surrender of the certificate (if any) relating to the relevant Securities; and

(d)                                 the Corporation may deduct from the proceeds of sale any costs of sale and any costs to the Corporation of determining whether a person is a Defaulter and exercising powers permitted by this Article 4, and any amounts which the Corporation may choose to pay to members of any Affected Group acting pursuant to Section 4.4, in reimbursement of expenses incurred by those members.

4.3                               Protection of other persons: To the fullest extent permitted by law, no purchaser or other person dealing with the Corporation shall be concerned to enquire whether the power of sale specified in Section 4.1(b) has become properly exercisable, or as to the propriety or regularity of a sale made in purported exercise of that power, or as to the application of the proceeds of sale received by the Corporation.  To the fullest extent permitted by law, the receipt of the Corporation is a good discharge to the purchaser for the purchase price, and no question may be raised as to the title of the purchaser to Securities sold in purported exercise of the power of sale specified in Section 4.1 (b).

4.4                               Affected Group: The Board shall, if so directed by a resolution of an Affected Group (passed by a simple majority of Votes), cause the Corporation to exercise the power referred to in Section 4.1(b), if that power has become exercisable.  The holders of 5% or more of the Securities of an Affected Group may by notice to the Directors require the Directors to convene a meeting of the Affected Group for the purpose of considering such a resolution.

4.5                               No liability: Neither the Corporation nor any Director shall be under any liability whatsoever to any Defaulter, any holder of Defaulter’s Securities, or any person whom the Board believes to be a Defaulter or holder of Defaulter’s Securities, for or in connection with the exercise or purported exercise of the powers specified in this Article 4.

4.6                               Limitation of remedies: Except as provided by applicable law, the sole remedy of the Corporation, a holder of Securities, a Director, or any other person, in respect of a breach or alleged breach of Article 3 shall be to exercise, or require the Corporation or the Board to exercise, the powers referred to in Section 4.1.  Without limiting the preceding sentence, no person is entitled to seek any injunction or other remedy to prevent a transaction alleged to be in breach of Article 3.  Nothing in this Bylaw affects the remedies of a holder of Securities against any Director in respect of a breach of Article 3 by that Director.

4.7                               Voting restrictions: The Corporation shall use reasonable endeavors to ascertain for the purposes of Section 4.1(a) whether any Securities are Defaulter’s Securities.  If any holder of Securities, or NZX, alleges that any Securities are Defaulter’s Securities, the Board shall properly consider and investigate that allegation.  The ruling of the chairperson of any meeting as to whether any person is or is not entitled to Vote at that meeting pursuant to Section 4.1(a) shall, for the purposes of proceedings at that meeting, be conclusive, and the proceedings of, or any resolution passed at, any meeting shall not be impugned by reason of a breach of Section 4.1(a), but this provision shall not prejudice any action which any person may have against any holder of Securities by reason of that holder having cast a Vote at any meeting in breach of Section 4.1(a).

5.                                      HOLDING BY BARE TRUSTEE

5.1                               Bare trustee: For all purposes of Articles 1, 2 and 3, notwithstanding anything in those Bylaws:

(a)                                 the Transfer of Quoted Equity Securities, or of any interest in Quoted Equity Securities, to a bare trustee shall be deemed to be a Transfer to the person or persons for whom that bare trustee holds those Securities or that interest as trustee (the “Beneficial Owners”);

(b)                                 Quoted Equity Securities, or any interest in Quoted Equity Securities, held by a bare trustee shall be deemed to be held by the Beneficial Owners; and

(c)                                  a trustee may be a bare trustee notwithstanding that that trustee is entitled as a trustee to be remunerated out of the income or property of the relevant trust.

5.2                               Other circumstances: Without limiting Section 5.1:

(a)                                 a bare trustee and a Beneficial Owner shall not, by reason solely of their relationship as bare trustee and Beneficial Owner, be Associated Persons;

(b)                                 a bare trustee of Quoted Equity Securities shall not, solely by reason of its position as bare trustee for the Beneficial Owner, have a Relevant Interest in those Quoted Equity Securities; and

(c)                                  a Beneficial Owner of Quoted Equity Securities shall not have a Relevant Interest in the Quoted Equity Securities of another Beneficial Owner solely because the same bare trustee acts as trustee for both of those Beneficial Owners.

5.3                               Defaulter’s Securities: In the event of a Default, if any Quoted Equity Securities held by a person as bare trustee on behalf of different Beneficial Owners include any Defaulter’s Securities:

(a)                                 the bare trustee shall on request by the Corporation or NZX, provide to the Corporation and NZX details of the Beneficial Owners of those Defaulter’s Securities; and

(b)                                 the Corporation may at any time, and shall upon request by the bare trustee or any Beneficial Owner, take appropriate steps to ensure that those Defaulter’s Securities are separately designated in the Share Register recording those Quoted Equity Securities.”

6.                                      STOCKHOLDER PROVISIONS

6.1                               Location of Stockholder Meetings.  The Corporation shall hold its quoted stockholder meetings in New Zealand, at such location and time as the Board may direct.

6.2                               Supermajority Approval of Fundamental Corporate Transactions.  Any “major transaction”, shall be approved by stockholders holding a majority of 75% of the votes of those stockholders entitled to vote and voting on the resolution. A major transaction is defined by the Companies Act 1993 as:

(a)                                 the acquisition of or an agreement to acquire, whether contingent or not, assets, the value of which is more than half the value of the Corporation’s assets before the acquisition;

(b)                                 the disposition of, or agreement to dispose of, whether contingent or not, assets of the Corporation, the value of which is more than half the value of the

Corporation’s assets before the disposition; or

(c)                                  a transaction that has or is likely to have the effect of the Corporation acquiring rights or interests or incurring obligations or liabilities, including contingent liabilities, the value of which is more than half the value of the Corporation’s assets before the transaction.